                     SEVENTH AMENDMENT TO CREDIT AGREEMENT
                            DATED AS OF JULY 3, 1996


         This SEVENTH AMENDMENT TO CREDIT AGREEMENT dated as of July 3, 1996 (this "AMENDMENT") to the Credit Agreement dated as of April 6, 1995, as amended by that certain First Amendment and Waiver dated as of August 9, 1995 that certain Second Amendment dated as of September 7, 1995 that certain Third Amendment and Limited Waiver dated as of September 29, 1995 that certain Fourth Amendment and Limited Waiver to Credit Agreement and First Amendment to Security Documents dated as of October 13, 1995 (the "FOURTH AMENDMENT"), that certain Fifth Amendment dated as of April 6, 1995 and that certain Sixth Amendment to Credit Agreement dated as of February 6, 1996 (as so amended, the "CREDIT AGREEMENT"), is by and among CORAM HEALTHCARE CORPORATION, a Delaware corporation ("CORAM"), CORAM, INC., a Delaware corporation (the "BORROWER") and a wholly owned subsidiary of Coram, EACH SUBSIDIARY GUARANTOR (as defined in the Credit Agreement) listed on Exhibit A hereto, THE FINANCIAL INSTITUTIONS PARTY HERETO (the "LENDERS") and CHEMICAL BANK, as agent for the Lenders (in such capacity the "ADMINISTRATIVE AGENT"), as collateral agent for the Lenders (in such capacity, the "COLLATERAL AGENT") and as fronting bank (in such capacity, the "FRONTING BANK"). Capitalized terms used herein without definitions shall have the respective meanings assigned in the Credit Agreement.

                                    RECITALS

         WHEREAS, Coram and Borrower have requested Lenders to amend the Credit Agreement to, among other things, amend the covenant regarding minimum operating cash flow receipts, delete the annual excess cash flow payments (but not the monthly Excess Cash Amount payments), and eliminate the borrowing base requirements; and

         WHEREAS, subject to the terms and conditions contained herein, Required Lenders have agreed to amend the Credit Agreement as provided herein.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants herein contained, the Borrower, Coram, the Subsidiary Guarantors and the undersigned Lenders hereby agree, on the terms and subject to the conditions set forth herein, as follows:

         SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT

         1.1.    AMENDMENTS TO ARTICLE I: DEFINITIONS.

         Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions of "Accounts Turnover," "Borrowing Base," "Borrowing Base Certificate," "Dilution Factor," "Dilution Ratio," "Dilution Reserve," "Eligible Accounts Receivable" and "Excess Cash Flow" therefrom.

         1.2.    AMENDMENTS TO ARTICLE II: THE CREDITS.

         A. Section 2.01 of the Credit Agreement is hereby amended by deleting the phrases "the lesser of (y)" and ", and (z) such Lender's pro rata share of the Borrowing Base in effect at such time" from the first sentence of the second paragraph of such Section.

         B. Section 2.12(c) of the Credit Agreement is hereby amended by deleting the phrases "the lesser of (i)" and "and (ii) the Borrowing Base in effect on such date" therefrom.

         C. Section 2.12 of the Credit Agreement is hereby amended by deleting Section 2.12(e) therefrom and substituting "Intentionally Omitted" therefor.

         D. Section 2.21(b) of the Credit Agreement is hereby amended by deleting the phrases "the lesser of (x)" and "and (y) the Borrowing Base in effect at such time".

         E.      Section 2.21(c) of the Credit Agreement is hereby amended by
(i) deleting the phrases "the lesser of (A)" and "and (B) the Borrowing Base in effect at such time" from such Section, (ii) deleting the punctuation "," immediately preceding clause (2) in such Section and substituting "and" therefor and (iii) deleting the phrase "and (3) the Borrowing Base in effect on the proposed date of issuance, amendment, renewal or extension will not change."

         1.3.    AMENDMENTS TO ARTICLE IV: CONDITIONS OF LENDING.

         Section 4.01 of the Credit Agreement is hereby amended by deleting
Section 4.01(d) therefrom and substituting "Intentionally Omitted" therefor.

         1.4.    AMENDMENTS TO ARTICLE V: AFFIRMATIVE COVENANTS.

         A. Sections 5.04(a) and (b) are hereby amended by inserting the phrase "(by business line)" immediately after the word consolidating in each place such word occurs in such Sections.

         B. Section 5.04 of the Credit Agreement is hereby amended by deleting Sections 5.04(d) and 5.04(f) therefrom and substituting "Intentionally Omitted" therefor.

         C. Section 5.11(a) of the Credit Agreement is hereby amended by deleting the phrase "(i) the Borrower's practices in the computation of the Borrowing Base and (ii)" therefrom.

         D. Section 5.11 of the Credit Agreement is hereby amended by deleting Section 5.11(b) therefrom and substituting and "Intentionally Omitted" therefor.

         1.5.    AMENDMENTS TO ARTICLE VI: NEGATIVE COVENANTS.

         Section 6.14 of the Credit Agreement is hereby amended by deleting the minimum operating cash flow receipt amounts for the applicable periods set forth below from such Section and substituting therefor the corresponding amounts set forth below:

       ================================================================
                     PERIOD                                  AMOUNT
       ----------------------------------------------------------------
         May 1, 1996 - June 30, 1996                      $85,000,000
       ----------------------------------------------------------------
         June 1, 1996 - July 31, 1996                     $83,000,000
       ----------------------------------------------------------------
         July 1, 1996 - August 31, 1996                   $85,000,000
       ----------------------------------------------------------------
         August 1, 1996 - September 30, 1996              $87,000,000
       ----------------------------------------------------------------
         September 1, 1996 - October 31, 1996             $90,000,000
       ----------------------------------------------------------------
         October 1, 1996 - November 30, 1996              $94,000,000
       ----------------------------------------------------------------
         November 1, 1996 - December 31, 1996             $90,000,000
       ----------------------------------------------------------------
         December 1, 1996 - January 31, 1997              $85,000,000
       ----------------------------------------------------------------
         January 1, 1997 - February 28, 1997              $85,000,000
       ================================================================

         SECTION 2. CERTAIN AGREEMENTS

         Notwithstanding anything to the contrary contained in the Credit Agreement or Section 4.D of the Fourth Amendment, 100% of the Net Proceeds from the sale or other disposition by any Subsidiary of the Borrower of any interest in a Lithotripsy Partnership (as defined in the Fourth Amendment) shall be applied to payment of the Obligations in accordance with the Amended Agreement and no such Net Proceeds shall be deposited in the Special Collateral Account.

         SECTION 3. CONDITIONS TO EFFECTIVENESS

         Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions (the date of satisfaction of such conditions being referred to herein as the "AMENDMENT EFFECTIVE DATE"):

         A. AMENDMENT DOCUMENTS. The Administrative Agent shall have received a counterpart of this Amendment, duly executed and delivered by an authorized officer of Coram, the Borrower, each Subsidiary Guarantor, and Requisite Lenders.

         B. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in the Credit Agreement, as amended by this Amendment (as so amended, the "AMENDED AGREEMENT") shall be true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date.

         SECTION 4. REPRESENTATIONS AND WARRANTIES

         Each of Coram, the Borrower and each of the Subsidiary Guarantors represents and warrants to each of the Lenders that:

         A. The execution, delivery and performance of this Amendment by each of the Loan Parties (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Coram, the Borrower or any other Loan Party, (B) any order of any Governmental Authority or (C) any provisions of any indenture, agreement or other instrument to which any Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets of any Loan Party.

         B. Each Loan Party has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, this Amendment and, with respect to Coram and the Borrower, the Amended Agreement. This Amendment Document has been duly executed and delivered by each Loan Party and this Amendment and the Amended Agreement constitutes a legal, valid and binding obligation of each Loan Party party thereto enforceable against each such Loan Party in accordance with its terms.

         SECTION 5. APPLICABLE LAW

         THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. NO NOVATION

         Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any party under the Credit Agreement, or any amendment thereto, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, or any amendment thereto, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

         Each Loan Party acknowledges and agrees that (i) each of the Guarantee Agreements and Security Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution and effectiveness of this Amendment and (ii) all Obligations outstanding under the Amended Agreement on the date hereof are owing without defense, offset or counterclaim of any kind.

         SECTION 7. RELEASE

         Although Coram, the Borrower and the Subsidiary Guarantors do not believe that they have any claims against Administrative Agent, Collateral Agent, the Fronting Bank, or any of the Lenders, each is willing to provide such parties with a general and total release of all such claims in consideration of the extensions and other benefits which the Loan Parties will receive pursuant to this Amendment. Accordingly, each Loan Party, for itself, each of its Subsidiaries and any successor of such Loan Party or such Subsidiary, hereby knowingly, voluntarily, intentionally and irrevocably releases and discharges Administrative Agent, Collateral Agent, the Fronting Bank, each Lender (including each Overline Lender) and each of their respective officers, directors, agents, affiliates and counsel (each a "RELEASEE") from any and all actions, causes of action, suits, sums of money, controversies, variances, trespasses, damages, judgments, extents, executions, losses, liabilities, costs, expenses, debts, dues, demands, obligations or other claims of any kind whatsoever, in law, admiralty or equity, which such Loan Party or any of its Subsidiaries ever had, now have or hereafter can, shall or may have against any Releasee for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the Amendment Effective Date; provided however, that nothing contained in this release shall be construed to waive or alter any right of the Loan Parties to claims that may arise hereafter under sections 542, 543, 544, 545, 547, 548 and 551 of the Federal Bankruptcy Code.

         SECTION 8. COUNTERPARTS; EFFECTIVENESS

         This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Amendment. This Amendment (other than the provisions of Section 1 which shall become effective as provided in Section 2 hereof) shall become effective upon execution of a counterpart hereof by the Borrower, Coram, each Subsidiary Guarantor, each Lender and authorization of delivery of such counterparts.

         SECTION 9. MISCELLANEOUS

         A. The Borrower acknowledges that all costs, fees and expenses as described in subsection 9.05 of the Credit Agreement, or otherwise provided for under the Loan Documents, incurred with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrower.

         B. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                 [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                        CORAM HEALTHCARE CORPORATION


                                        By: /s/ DONALD AMARAL
                                           -----------------------------------
                                           Name: Donald Amaral
                                           Title: President & CEO



                                        CORAM, INC.


                                        By: /s/ DONALD AMARAL
                                           -----------------------------------
                                           Name: Donald Amaral
                                           Title: President & CEO



                                        EACH SUBSIDIARY GUARANTOR LISTED
                                        ON EXHIBIT A


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:



                                        CHEMICAL BANK, individually and as
                                        Administrative Agent, Collateral Agent
                                        and Fronting Bank


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                        BANK OF IRELAND GRAND CAYMAN


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:



                                        THE BANK OF NOVA SCOTIA


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:



                                        BANK POLSKA KASA OPIEKI, S.A.


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:



                                        BHF - BANK AKTIENGESELLSCHAFT
                                        (F/K/A Berliner Handels-Und
                                        Frankfurter Bank Grand Cayman Branch)


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                        CERBERUS PARTNERS, L.P.


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                        CHL HIGH YIELD LOAN PORTFOLIO
                                        (a Unit of Chemical Bank),


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:



                                        CREDIT LYONNAIS CAYMAN ISLAND
                                        BRANCH


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:



                                        THE FIRST NATIONAL BANK OF BOSTON


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:



                                        THE FIRST NATIONAL BANK OF CHICAGO


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:



                                        FIRST UNION NATIONAL BANK OF NORTH
                                        CAROLINA


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                        THE MITSUBISHI BANK, LIMITED
                                        CHICAGO BRANCH


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:



                                        NATIONSBANK OF TEXAS, N.A.


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:



                                        PEARL STREET


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                        THE SUMITOMO TRUST & BANKING
                                        COMPANY, LTD., NEW YORK BRANCH


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                        WHIPPOORWILL ASSOCIATES,
                                        INCORPORATED, as Agent


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                        FOOTHILL CAPITAL CORPORATION


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                   EXHIBIT A

                                SUBSIDIARIES OF
                        CORAM HEALTHCARE CORPORATION(1)


A.     Coram Healthcare Corporation Subsidiaries:

T(2) Medical, Inc.                                          Curaflex Health Services, Inc.
HealthInfusion, Inc.                                        H.M.S.S., Inc.

Medisys, Inc.

B.     T(2) MEDICAL, INC. SUBSIDIARIES:

Coram Homecare of Minnesota, Inc., formerly known as        Coram Healthcare Corporation of Maryland, formerly
Coram Healthcare Corporation of Virginia, formerly          Baltimore Home Therapeutics, Inc.
known as Atlantic Coast Home Therapeutics, Inc.

Columbia Home Therapeutics, Inc.                            Coram Healthcare Corporation of New Hampshire,
                                                            formerly known as Columbus Home Therapeutics, Inc.

Coram Healthcare Corporation of Alabama, formerly           Coram Homecare of Arizona, Inc., formerly known as
known as Alabama Home Therapeutics, Inc.                    Coram Healthcare Corporation of Asheville, formerly
                                                            known as Asheville Home Therapeutics, Inc.

Coram Homecare of Michigan, Inc., formerly known as         Coram Homecare of Virginia, Inc., formerly known as
Coram Healthcare Corporation of Central Florida,            Coram Healthcare Corporation of Central Virginia,
formerly known as Home Therapeutics of Florida, Inc.        formerly known as Central Virginia Home Therapeutics,
                                                            Inc.

Coram Healthcare Corporation of North Carolina,             Coram Healthcare Corporation of Connecticut, formerly
formerly known as Coram Healthcare Corporation of           known as Connecticut Home Therapeutics, Inc.
Charlotte, formerly known as North Carolina Home
Therapeutics, Inc.

Curaflex Health Services, Inc., formerly known as Coram     Coram Healthcare Corporation of Virginia, formerly
Healthcare Corporation of Georgia, formerly known as        known as Coram Healthcare Corporation of Greater
Georgia Home Therapeutics, Inc.                             Washington, D.C., formerly known as Potomac Home
                                                            Therapeutics, Inc.

Coram Healthcare Corporation of Iowa, formerly known        Coram Healthcare Corporation of Mississippi, formerly
as Iowa Home Therapeutics, Inc.                             known as Mississippi Home Therapeutics, Inc.

Coram Healthcare Corporation of New Jersey, formerly        Coram Healthcare Corporation of Northern California,
known as Northern New Jersey Home Therapeutics, Inc.        formerly known as Lifesource, Inc.

Coram Healthcare Corporation of Northern Nevada,            Coram Healthcare Corporation of Ohio, formerly known as
formerly known as TPN, Inc.                                 Coram Healthcare Corporation of Northern Ohio, formerly
                                                            known as Cleveland Home Therapeutics, Inc.


       ----------
       (1) Effective upon consummation of the Caremark Acquisition

Coram Healthcare Corporation of Oklahoma, formerly          Coram Healthcare Corporation of Rhode Island, formerly
known as Tulsa Home Therapeutics, Inc.                      known as Rhode Island Home Therapeutics, Inc.

Coram Healthcare Corporation of Southern Florida,           Coram Healthcare Corporation of Southern Ohio, formerly
formerly known as Southwest Florida Home Therapeutics,      known as Tri-State Home Therapeutics, Inc.
Inc.

Coram Healthcare Corporation of Tennessee, formerly         Coram Homecare of Wisconsin, Inc., formerly known as
known as Knoxville Home Therapeutics, Inc.                  Coram Healthcare Corporation of Shenandoah Valley,
                                                            formerly known as Shenandoah Home Therapeutics, Inc.

Coram Healthcare Corporation of Washington, formerly        Coram Healthcare Corporation of Western Florida,
known as Puget Sound Home Therapeutics, Inc.                formerly known as Sarasota Home Therapeutics, Inc.

Coram Homecare of Nebraska, Inc., formerly known as         Coram Healthcare Corporation of West Virginia, formerly
Coram Healthcare Corporation of Western Kentucky,           known as Southern West Virginia, Home Therapeutics, Inc.
formerly known as Western Kentucky Home Therapeutics,
Inc.

Coram Healthcare Corporation of Pennsylvania, formerly      Greater New York Home Therapeutics, Inc.
known as Delaware Valley Home Therapeutics, Inc.

Heritage Medical Services of Georgia, Inc.(2)               Coram Healthcare Corporation of Illinois, formerly known
                                                            as Hunter Home Therapeutics, Inc.

Coram Healthcare Corporation of Indiana, formerly           Intracare Holdings Corporation
known as Indiana Home Therapeutics, Inc.

Coram Healthcare Corporation of Louisville, formerly        Litho Center Southwest, Inc.(3)
known as Kentucky Home Therapeutics, Inc.

Coram Healthcare Corporation of Colorado, formerly          Coram Healthcare Corporation of Maine, formerly known
known as Meridian Home Therapeutics, Inc.                   as Merritt Home Therapeutics, Inc.

Coram Healthcare Corporation of Idaho, formerly known       Coram Healthcare Corporation of Wisconsin, formerly
as Metropolitan Home Therapeutics II, Inc.                  known as Milwaukee Home Therapeutics, Inc.

Minnesota Home Therapeutics, Inc.                           Coram Healthcare Corporation of Louisiana, formerly
                                                            known as New Orleans Home Therapeutics, Inc.

Coram Healthcare Corporation of Greater New York,            Coram Healthcare Corporation of South Carolina, formerly
formerly known as New York Home Therapeutics, Inc.          known as Piedmont Home Therapeutics, Inc.

Coram Healthcare Corporation of Oregon, formerly            Coram Homecare of South Carolina, Inc., formerly
known as Piedmont Home Therapeutics IV, Inc.                known as Professional Home Nursing, Inc.

Coram Homecare of Northern California, formerly known       Servicetrends, Inc.
as River City Nursing, Inc.

Coram Healthcare Corporation of Texas, formerly known       Coram Healthcare Corporation of Kansas, formerly known
as Southeast Home Therapeutics, Inc.                        as Southeast Home Therapeutics IV, Inc.

Coram Healthcare Corporation of Arizona, formerly           Coram Healthcare Corporation of San Diego, formerly
known as Southern Arizona Home Therapeutics, Inc.           known as Southern California Home Therapeutics, Inc.


       ------------
       (2) Wholly owned subsidiary of T(2) Lithotripter Investment, Inc.

       (3) Wholly owned subsidiary of T(2) Lithotripter Investment of Texas,
           Inc.

Coram Healthcare Corporation of Nebraska, formerly          Coram Healthcare Corporation of Missouri, formerly
known as Space Coast Home Therapeutics, Inc.                known as St. Louis Home Therapeutics, Inc.

Coram Healthcare Corporation of Michigan, formerly          Coram Healthcare Corporation of New Mexico, formerly
known as Triad Home Therapeutics, Inc.                      known as Tri-State Home Therapeutics III, Inc.

T(2) Lithotripter Investment, Inc.                          T(2) Lithotripter Investment of Indiana, Inc.(4)

Coram Healthcare Corporation of Delaware, formerly          Coram Homecare of Kansas, Inc., formerly known as Utah
known as T(2) Medical Investments, Inc.                     Home Therapeutics, Inc.

C.     CURAFLEX HEALTH SERVICES, INC. SUBSIDIARIES:

Caremark Pharmacy Services, Inc., formerly known as         CHC of New York, Inc.(5)
Pharmcor, Inc.

Clinical Homecare Corporation(6)                            Comprehensive Pharmacy Home IV Services, Inc.

Coram Alternate Site Services, Inc., formerly Curaflex      Coram Healthcare Corporation of North Texas, formerly
Infusion Services, Inc.                                     known as Continuecare/Curaflex Health Services, Inc.

Coram Healthcare Corporation of Southern California         Coram Healthcare Corporation of Southern Nevada

Coram Healthcare Corporation of Utah, formerly known as     Coram Healthcare Corporation of Massachusetts
Curaflex Home Solution, Inc.

Coram Healthcare Corporation of New York, formerly          HomeLine, Inc.
known as Curaflex of New York, Inc.

New Jersey Living Center, Inc.                              Orion Medical Services, Inc.

Stratogen of Florida, Inc.                                  Stratogen of Palm Beach, Inc.

Stratogen of Rhode Island, Inc.

D.     MEDYSIS, INC. SUBSIDIARIES:

American Home Therapies, Inc. [to be changed to Coram       Coram Homecare of Illinois, Inc., formerly known as
Healthcare of Missouri]                                     CareVan HomeCare of Illinois, Inc.

CareVan Medical Systems of Ohio, Inc.(7)                    Coram Healthcare Corporation of Minnesota,
                                                            formerly known as CareVan Medical Systems, Inc.

PharmCare, Inc.

       ----------

       (4) Wholly owned subsidiary of T(2) Lithotripter Investments, Inc.

       (5) Wholly owned subsidiary of Clinical Homecare Corporation.

       (6) Wholly owned subsidiary of Curaflex Clinical Services, Inc.

       (7) 88.2% owned by Medysis, Inc.

E.     HEALTHINFUSION, INC. SUBSIDIARIES:

Dickson Research Group, Inc., formerly                      First Circle, Inc.(8)
known as Dickson Gabbay Corporation

HealthInfusion of Mid-Atlantic, Inc.                        Hospicenter of Texas, Inc.

F.     H.M.S.S. SUBSIDIARIES:

Coram Homecare of Texas, Inc., formerly known              H.M.S.S. Infusion Affiliates, Inc.
as Coram Healthcare Corporation of Texas,
formerly known as H.M.S.S. of Texas, Inc.

H.M.S.S. Infusion Affiliates of Jacksonville, Inc.

       ----------

       (8) Ceased operations 12/94.